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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


Philip Morris Companies Inc. (ticker: MO, exchange: New York Stock Exchange) News Release - 12/11/2000

Philip Morris Closes On Acquisition of Nabisco


NEW YORK - (BUSINESS WIRE) - Dec. 11, 2000 - Philip Morris Companies Inc. (NYSE: MO) announced today that it closed on its acquisition of Nabisco Holdings Corp. (NYSE: NA) for $55.00 per share in cash and the assumption of approximately $4.0 billion of Nabisco's debt, for a purchase price of $18.9 billion.

With 1999 operating revenues of more than $78 billion, the Philip Morris family of companies is the world's largest producer and marketer of consumer packaged goods. Philip Morris Companies Inc. has five principal operating companies: Kraft Foods, Inc. (comprising Kraft Foods North America and Kraft Foods International), Miller Brewing Company, Philip Morris International Inc., Philip Morris Incorporated (PM USA) and Philip Morris Capital Corporation.

For more information about Philip Morris Companies Inc. and its operating companies, please visit the following websites: www.philipmorris.com, www.kraftfoods.com, www.kraftinternational.com, www.millerbrewing.com, www.pmintl.com, www.philipmorrisusa.com.

-30-bk/ny*

CONTACT:    Philip Morris Companies Inc.
            Media Contacts:
            Nicholas M. Rolli, 917/663-3460
            Timothy R. Kellogg, 917/663-2759